EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2021 (except Note 1(C), as to which the date is December 22, 2021) in the Registration Statement (Form S-1 No. 333-262798) and related Prospectus of Roivant Sciences Ltd. dated February 16, 2022.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 31, 2022